Exhibit 99.1

For Immediate Release	Contact: Bob LaRose
Landstar System, Inc.
www.landstar.com
July 20, 2006	904-398-9400
LANDSTAR SYSTEM REPORTS A 35 PERCENT INCREASE IN DILUTED
EARNINGS PER SHARE, A 19 PERCENT INCREASE IN REVENUE AND
RAISES ITS QUARTERLY DIVIDEND 20 PERCENT
Jacksonville, FL — Landstar System, Inc. (NASDAQ: LSTR), reported record net income for the 2006 second quarter of $29.5 million, or $.50 per diluted share, compared to net income of $22.4 million, or $.37 per diluted share, for the 2005 second quarter. Revenue for the 2006 second quarter was a record $643 million and increased 19% from $539 million in the 2005 second quarter. Operating margin was 7.7 percent in the 2006 second quarter compared to 7.0 percent in the 2005 second quarter.
Landstar’s carrier group of companies generated $468 million of revenue in the 2006 second quarter, compared with revenue of $412 million in the 2005 second quarter. In the 2006 and 2005 second quarters, the carrier group invoiced customers $46.7 million and $28.7 million, respectively, of fuel surcharges that were passed on 100 percent to business capacity owners and excluded from revenue. Revenue at Landstar Global Logistics was $167 million in the 2006 second quarter compared with $119 million in the 2005 second quarter. The 2006 second quarter for Landstar Global Logistics included approximately $21 million of revenue from transportation services provided under a contract between Landstar Express America and the United States Department of Transportation/Federal Aviation Administration (the “FAA”).
Net income for the twenty-six-week period ended July 1, 2006, was $53.8 million, or $.90 per diluted share, compared to $39.2 million, or $.64 per diluted share, for the

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twenty-six-week period ended June 25, 2005. Revenue was $1.253 billion in the 2006 first half, compared to revenue of $1.041 billion in the 2005 first half. Operating margin for the 2006 twenty-six-week period was 7.3 percent, compared with 6.3 percent in the 2005 twenty-six-week period.
Landstar’s carrier group of companies generated $896 million of revenue in the twenty-six-week period ended July 1, 2006, compared with $784 million in the twenty-six-week period ended June 25, 2005. In the 2006 and 2005 twenty-six-week periods, the carrier group invoiced customers $80.5 million and $49.3 million, respectively, of fuel surcharges that were passed on 100 percent to business capacity owners and excluded from revenue. Revenue at Landstar Global Logistics was $340 million in the 2006 twenty-six-week period compared with $243 million in the 2005 period. The 2006 and 2005 twenty-six-week periods for Landstar Global Logistics included approximately $56 million and $8 million of revenue, respectively, provided under the contract with the FAA.
Landstar System, Inc. also announced that its Board of Directors has declared a quarterly dividend of $0.03 per share. This represents a 20 percent increase in the Company’s quarterly dividend. The dividend is payable on August 31, 2006, to stockholders of record at the close of business on August 10, 2006. It is the intention of the Board of Directors to continue to pay a quarterly dividend on a go forward basis.
“I am pleased with Landstar’s 2006 second quarter performance,” said Landstar President and CEO Henry Gerkens. “Consolidated revenue increased 19 percent over the 2005 second quarter, making it the eleventh consecutive quarter of double digit revenue growth. This continued strong revenue growth was accompanied by an even faster growth in earnings as diluted earnings per share for the 2006 second quarter increased 35 percent over the 2005 second quarter. Quarter over quarter, revenue generated through BCOs increased 8 percent, truck brokerage revenue increased 33 percent and rail intermodal revenue increased 56 percent. In addition, operating margin improved by 67 basis points over the 2005 second quarter. I am also pleased to announce that Landstar continues to move forward with the rollout of its new warehousing initiative and has begun providing these services to its first customer. We

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are very excited about the launch of this new service offering as we apply the Landstar business model to other parts of the supply chain.”
“Trailing twelve-month return on average equity remained high at 55 percent and return on invested capital, net income divided by the sum of average equity plus average debt, was 37 percent. During the second quarter, Landstar purchased 993,648 shares of its common stock at a total cost of $43,563,000, bringing the total number of shares purchased during the first half of 2006 to 1,242,948 at a total cost of $54,694,000. The Company has the ability to purchase an additional 1,282,279 shares of its common stock under its authorized share repurchase program,” Gerkens said.
“Based upon anticipated business levels, I estimate consolidated revenue for the 2006 third quarter to be in a range of $645 to $665 million, including an estimate of $10 million for transportation services that have been requested by the FAA to date. In addition, making no further assumption as to revenue generated under the FAA contract and including an anticipated charge of approximately $.02 per diluted share attributable to the adoption of Statement of Financial Accounting Standards No. 123R, Share-Based Payment, I estimate earnings for the third quarter of 2006 to be within a range of $.45 to $.50 per diluted share.” Continuing, Gerkens stated, “Revenue for the 2005 third quarter included approximately $130 million of transportation services revenue provided under the FAA contract. Excluding any revenue generated under the FAA contract from both the 2006 and 2005 third quarters, I anticipate revenue growth in a range of approximately 16 to 20 percent quarter over quarter.”
Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 2 pm ET. To access the webcast, visit the company’s website at www.landstar.com. Click on Investors and then the webcast icon.
The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements.” This press release contains forward-looking statements, such as statements, which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,”

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“plans,” “predicts,” “may,” “should,” “will,” the negative thereof and similar expressions, including any such expressions with respect to the level of comfort with analyst estimates, are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or workers’ compensation claims; unfavorable development of existing accident claims; dependence on independent sales agents; dependence on third party capacity providers; disruptions or failures in our computer systems; a downturn in domestic economic growth or growth in the transportation sector; substantial industry competition; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2005 fiscal year, described in Item 1A Risk Factors and other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.
About Landstar:
Landstar System, Inc. delivers safe, specialized transportation services to a broad range of customers worldwide. The Company identifies and fulfills shippers’ needs through the coordination of individual businesses comprised of independent sales agents and third-party transportation capacity providers. Landstar’s carrier group, which is comprised of Landstar Gemini, Inc., Landstar Inway, Inc., Landstar Ligon, Inc., Landstar Ranger, Inc. and Landstar Carrier Services, Inc., delivers excellence in complete over-the-road transportation services. Landstar’s global logistics group, which is comprised of Landstar Global Logistics, Inc. and its subsidiaries Landstar Express America, Inc. and Landstar Logistics, Inc., provides international and domestic multimodal (over-the-road, air, ocean and rail) transportation, expedited, contract logistics and warehousing services. All Landstar operating companies are certified to ISO 9001:2000 quality management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.
(tables follow)

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Landstar System, Inc.
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Twenty Six Weeks Ended		Thirteen Weeks Ended
	July 1,	June 25,	July 1,	June 25,
	2006	2005	2006	2005
Revenue	$1,253,280	$1,041,316	$643,238	$539,104
Investment income	1,252	1,235	873	696

Costs and expenses:
Purchased transportation	944,309	783,092	486,059	405,514
Commissions to agents	97,521	82,039	50,510	42,913
Other operating costs	22,288	16,615	10,220	7,917
Insurance and claims	20,574	22,904	9,022	9,779
Selling, general and administrative(1)	70,924	63,851	35,088	32,036
Depreciation and amortization	8,050	7,928	3,957	3,966

Total costs and expenses(1)	1,163,666	976,429	594,856	502,125

Operating income(1)	90,866	66,122	49,255	37,675
Interest and debt expense	3,142	1,989	1,292	1,052

Income before income taxes(1)	87,724	64,133	47,963	36,623
Income taxes(1)	33,909	24,891	18,498	14,199

Net income(1)	$53,815	$39,242	$29,465	$22,424

Earnings per common share(1)	$0.92	$0.66	$0.50	$0.38

Diluted earnings per share(1)	$0.90	$0.64	$0.50	$0.37

Average number of shares outstanding:
Earnings per common share	58,700,000	59,878,000	58,499,000	59,402,000

Diluted earnings per share(1)	59,665,000	61,137,000	59,287,000	60,421,000

Dividends paid per common share	$0.050		$0.025

(1) On January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standard No. 123R, Share-Based Payment (“FAS 123R”), under the modified retrospective method. The adoption of FAS 123R resulted in the recognition of a $3,297,000 pretax charge for the twenty six week period ended July 1, 2006, which net of related income tax benefits, reduced net income by $2,234,000, or $.04 per common share ($.04 per diluted share). In the thirteen week period ended July 1, 2006, the implementation of FAS 123R resulted in the recognition of a $1,886,000 pretax charge, which net of related income tax benefits, reduced net income by $1,290,000, or $.02 per common share ($.02 per diluted share).
In the twenty six week period ended June 25, 2005, the implementation of FAS 123R resulted in the recognition of a $3,028,000 pretax charge, which net of related income tax benefits, reduced net income by $2,129,000, or $.04 per common share ($.03 per diluted share). In the thirteen week period ended June 25, 2005, the implementation of FAS 123R resulted in the recognition of a $1,516,000 pretax charge, which net of related income tax benefits, reduced net income by $1,069,000, or $.02 per common share ($.02 per diluted share).

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Landstar System, Inc.
Selected Segment Information
(Dollars in thousands)
(Unaudited)

	Twenty Six Weeks Ended		Thirteen Weeks Ended
	July 1,	June 25,	July 1,	June 25,
	2006	2005	2006	2005
External Revenue

Carrier segment	$895,933	$783,521	$467,620	$412,478
Global Logistics segment	340,467	242,588	167,042	118,892
Insurance segment	16,880	15,207	8,576	7,734

External revenue	$1,253,280	$1,041,316	$643,238	$539,104

Operating Income

Carrier segment (1)	$88,064	$70,279	$47,493	$39,248
Global Logistics segment (1)	17,022	9,142	8,295	3,976
Insurance segment	15,089	11,628	8,413	7,536
Other (1)	(29,309)	(24,927)	(14,946)	(13,085)

Operating income (1)	$90,866	$66,122	$49,255	$37,675

(1) Amounts for the periods ended June 25, 2005, have been adjusted to reflect the provisions of Statement of Financial Accounting Standard No. 123R, Share-based Payment, under the modified retrospective method implemented by the Company January 1, 2006.

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Landstar System, Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	July 1,	Dec. 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$80,815	$29,398
Short-term investments	21,699	20,693
Trade accounts receivable, less allowance of $5,484 and $4,655	369,300	534,274
Other receivables, including advances to independent contractors, less allowance of $4,718 and $4,342	16,086	11,384
Deferred income taxes and other current assets(1)	29,695	21,106

Total current assets(1)	517,595	616,855

Operating property, less accumulated depreciation and amortization of $72,881 and $68,561	88,614	89,131
Goodwill	31,134	31,134
Other assets	32,391	28,694

Total assets(1)	$669,734	$765,814

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$24,812	$29,829
Accounts payable	134,284	164,509
Current maturities of long-term debt	13,704	12,122
Insurance claims	27,459	27,887
Other current liabilities	55,268	65,149

Total current liabilities	255,527	299,496

Long-term debt, excluding current maturities	94,625	154,851
Insurance claims	36,417	37,840
Deferred income taxes	17,702	17,938

Shareholders’ equity:
Common stock, $.01 par value, authorized 160,000,000 shares, issued 64,666,698 and 64,151,902 shares	647	642
Additional paid-in capital(1)	97,365	84,532
Retained earnings(1)	443,420	392,549
Cost of 6,573,231 and 5,344,883 shares of common stock in treasury	(275,864)	(221,776)
Accumulated other comprehensive loss	(58)	(211)
Notes receivable arising from exercise of stock options	(47)	(47)

Total shareholders’ equity(1)	265,463	255,689

Total liabilities and shareholders’ equity(1)	$669,734	$765,814

(1) Amounts as of December 31, 2005, have been adjusted to reflect the provisions of Statement of Financial Accounting Standard No. 123R, Share-based Payment, under the modified retrospective method implemented by the Company January 1, 2006.

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Landstar System, Inc.
Supplemental Information
(Unaudited)

	Twenty Six Weeks Ended		Thirteen Weeks Ended
	July 1,	June 25,	July 1,	June 25,
	2006	2005	2006	2005
Carrier Segment
External revenue generated through (in thousands):
Business Capacity Owners (1)	$640,596	$599,222	$336,803	$316,547
Other third party truck capacity providers	255,337	184,299	130,817	95,931

	$895,933	$783,521	$467,620	$412,478

Revenue per revenue mile	$2.00	$1.81	$2.01	$1.82

Revenue per load	$1,594	$1,454	$1,607	$1,463

Average length of haul (miles)	797	802	800	802

Number of loads	562,000	539,000	291,000	282,000

Global Logistics Segment
External revenue generated through (in thousands):
Business Capacity Owners (1) (2)	$47,163	$35,335	$22,331	$17,497
Other third party truck capacity providers	198,301	154,665	97,674	75,584
Rail, Air, Ocean and Bus Carriers (3)	95,003	52,588	47,037	25,811

	$340,467	$242,588	$167,042	$118,892

Revenue per load (4)	$1,504	$1,484	$1,507	$1,431

Number of loads (4)	189,000	158,000	97,000	82,000

	As of	As of
	July 1,	June 25,
	2006	2005
Capacity
Business Capacity Owners (1) (5)	8,347	7,840

Other third party truck capacity providers:
Approved and active (6)	14,034	12,458
Approved	7,977	7,605

	22,011	20,063

Total available truck capacity providers	30,358	27,903

Agent Locations	1,249	1,106

(1) Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.
(2) Includes revenue generated through Carrier Segment Business Capacity Owners.
(3) Included in the 2006 twenty six and thirteen week periods was $19,438,000 and $8,582,000, respectively, of revenue attributable to buses provided under the FAA contract.
(4) Number of loads and revenue per load exclude the effect of revenue derived from transportation services provided under the FAA contract.
(5) Trucks provided by business capacity owners were 9,047 and 8,609, respectively.
(6) Active refers to other third party truck capacity providers who have moved at least one load in the past 180 days.